UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2011

PolyMedix, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On November 15, 2011, PolyMedix, Inc. reported that is has enrolled more than 80 patients in its ongoing Phase 2 clinical study evaluating the safety and efficacy of PMX-30063 for the treatment of Acute Bacterial Skin and Skin Structure Infections (ABSSSI).  The Company is analyzing efficacy and safety data and expects to release an interim analysis in the coming weeks.  Enrollment in the study is ongoing and the Company expects to announce data from the full study in the first half of 2012.

Forward-Looking Statements.  This report contains forward-looking statements that involve risks, uncertainties and assumptions that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in the forward looking statements.  PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “expects,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the fact that PolyMedix’s compounds may not successfully complete pre-clinical or clinical testing. A more complete description of these risk factors is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyMedix, Inc.

Date: November 15, 2011	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer